Exhibit 99

FOR IMMEDIATE RELEASE

MATRIX SERVICE COMPANY ANNOUNCES STOCK REPURCHASE PLAN

Tulsa, OK – August 14, 2007 –Matrix Service Co. (NASDAQ: MTRX), a leading industrial services company, today announced that its Board of Directors has authorized the Company to repurchase up to 1,330,706 shares of Matrix Service Company Common Stock under the stock buyback program previously approved in October 2000.

The purchase may be made from time to time in the open market or in privately negotiated transactions, at a price deemed appropriate by the Company. The Board and management believe the stock is currently undervalued relative to the Company’s earnings potential and recognize the opportunity to improve shareholder returns through repurchase of outstanding shares. The Company currently has 26,590,751 shares of common stock outstanding.

About Matrix Service Company

Matrix Service Company provides general industrial construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in Oklahoma, Texas, California, Michigan, Pennsylvania, Illinois, Washington and Delaware in the U.S. and Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate”, “continues”, “expect”, “forecast”, “outlook”, “believe”, “estimate”, “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those identified in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Les Austin, Vice President Finance and CFO

T: +1-918-838-8822

E: laustin@matrixservice.com

Investors and Financial Media:

Trúc Nguyen, Deputy Managing Director

The Global Consulting Group

T: +1-646-284-9418

E: tnguyen@hfgcg.com